Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless stated otherwise or dictated by context, all capitalized terms used herein but not defined shall have the meanings set forth in the Current Report on Form 8-K filed by Signing Day Sports, Inc., a Delaware corporation, with the U.S. Securities and Exchange Commission, to which this document is attached (the “Form 8-K”).

Introduction

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Signing Day Sports and One Blockchain.

Description of the Proposed Transaction

On May 27, 2025, Signing Day Sports, BlockchAIn, One Blockchain, and two wholly owned subsidiaries of BlockchAIn – Merger Sub I and Merger Sub II – entered into the Business Combination Agreement to effect the Business Combination. BlockchAIn, Merger Sub I and Merger Sub II are newly formed entities for purposes of participating in the transactions contemplated by the Business Combination Agreement. Under the terms of the Business Combination Agreement, at the closing of the business combination contemplated by the Business Combination Agreement, Merger Sub I will merge with and into Signing Day Sports, with Signing Day Sports surviving as a wholly owned subsidiary of BlockchAIn, and Merger Sub II will merge with and into One Blockchain, with One Blockchain surviving as a wholly owned subsidiary of BlockchAIn. In this transaction, all outstanding Signing Day Sports common stock will be cancelled and converted into the right to receive a number of BlockchAIn common shares that will not be less than 8.5% of the BlockchAIn common shares that will be outstanding on a fully diluted basis immediately after the Closing (excluding any out-of-the-money options and warrants). Each outstanding Signing Day Sports option and warrant will be assumed by BlockchAIn and converted into options and warrants, respectively, to acquire BlockchAIn common shares, with the same terms and conditions, including exercise price, and each assumed option will be fully vested. All outstanding One Blockchain membership interests will be converted into the right to receive a number of BlockchAIn common shares equal to the quotient of the total number of Signing Day Sports common shares outstanding immediately prior to the Closing on a fully diluted and as-converted basis, not including certain out-of-the-money derivative securities, divided by 0.085, less the total number of BlockchAIn common shares that the Signing Day Sports common stock will be converted into the right to receive at the effective time of the Business Combination, subject to certain adjustments.

In addition, the Business Combination Agreement provides for the issuance of the Earnout Shares to the One Blockchain Securityholders as of immediately prior to the Closing if the 2026 EBITDA equals or exceeds $25 million. The Earnout Shares will equal 11.628% of the total number of BlockchAIn common shares issued to the One Blockchain Securityholders as of immediately prior to the Closing, subject to adjustment.

In addition, the Business Combination Agreement provides that BlockchAIn will issue to Maxim Partners (or its designees) a number of BlockchAIn common shares equal to 3.5% of the total transaction enterprise value at the Closing, and, if applicable, 3.5% of the Earnout Shares, in accordance with the Advisory Agreement. The number of BlockchAIn common shares issued to Maxim Partners (or its designees) will reduce only the equity ownership otherwise allocable to the holders of One Blockchain membership interests. The Business Combination Agreement provides that BlockchAIn may adjust the number of BlockchAIn common shares into which the Signing Day Sports common stock and the One Blockchain membership interests may be converted so long as the aggregate number of BlockchAIn common shares that the Signing Day Sports Stockholders are entitled to receive pursuant to the terms of the Business Combination Agreement will be at least 8.5% of the BlockchAIn common shares that are outstanding on a fully diluted basis immediately after the Closing (excluding any out-of-the-money options and warrants) and (ii) such adjustment does not have a negative impact on the qualification of the BlockchAIn common shares to become listed on the NYSE American.

Upon the Closing, it is anticipated that Signing Day Sports Stockholders will become owners of approximately 8.5% of BlockchAIn, One Blockchain securityholders will become owners of approximately 88.3% of BlockchAIn, and Maxim Partners (or its designees) will become owners of approximately 3.2% of BlockchAIn.

At-The-Market Offering

Between April 1, 2025 and May 21, 2025 Signing Day Sports raised net cash proceeds of $2,102,516 from the sale of 1,909,205 of Signing Day Sports common stock from an “at the market” offering under the shelf registration statement on Form S-3, which was filed by Signing Day Sports with the SEC on December 2, 2024 (File No. 333-283559) (the “Shelf Registration Statement”).

Pro Forma Accounting

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

●	Business Combination Accounting: The Business Combination Agreement of Signing Day Sports and One Blockchain will be evaluated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination will be accounted for as a reverse acquisition with One Blockchain being deemed the accounting acquirer and Signing Day Sports being deemed the accounting acquiree for accounting purposes. Under ASC 805, One Blockchain, as the accounting acquirer, will record the assets acquired and liabilities assumed of Signing Day Sports in the transaction at their fair values as of the acquisition date;

●	Share Distribution: The issuance of BlockchAIn common shares to legacy Signing Day Sports stockholders, Maxim Partners (or its designees), and the legacy One Blockchain Securityholders, resulting in post-transaction shareholdings of approximately 8.5% of the outstanding shares (on a fully-diluted basis excluding any out-of-the-money options and warrants) by legacy Signing Day Sports stockholders, 3.5% of the total transaction enterprise value by Maxim Partners (or its designees), and the remaining percentage of outstanding shares by the legacy One Blockchain Securityholders;

●	Transaction Costs: The incorporation of certain transaction costs related to the Transactions; and

●	Earnout Shares: The initial fair value of the Earnout Shares to be issued to the One Blockchain Securityholders and Maxim Partners (or its designees) if the specified threshold is met will be classified within equity in accordance with the provisions of FASB ASC Topic 815-40 since the Earnout Shares will be indexed to BlockchAIn common stock and BlockchAIn controls the ability to settle these instruments in shares. The estimated fair value of the Earnout Shares that may be issued to the One Blockchain Securityholders will be recognized within expenses since the Earnout Shares will not be issued pro rata to all the BlockchAIn shareholders and the offsetting entry will increase shareholders’ equity, while the estimated fair value of the Earnout Shares that will be issued to Maxim Partners (or its designees) will be included within the estimated purchase price consideration as contingent consideration in accordance with ASC 805, and will be classified within shareholders’ equity. The initial fair value of the Earnout Shares to be issued to the One Blockchain Securityholders as of immediately prior to the Closing has been reflected as a transaction accounting adjustment in the pro forma combined financial statements and has increased expenses and equity by the amount of the initial fair value, and the initial fair value of the Earnout Shares to be issued to Maxim Partners (or its designees) has been reflected as a transaction accounting adjustment in the pro forma combined financial statements and has increased goodwill and equity by the amount of the initial fair value. Assuming that the performance conditions relating to the issuance of the Earnout Shares will be satisfied, and that no adjustments are made to the number of BlockchAIn common shares issued to the One Blockchain Securityholders as of immediately prior to the Closing, the weighted average number of shares would increase by 4,873,174 shares.

The accompanying unaudited pro forma condensed combined balance sheets as of March 31, 2025 were prepared as if the Business Combination had occurred on March 31, 2025, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the fiscal year ended December 31, 2024 were prepared as if the Business Combination had occurred on January 1, 2024. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following:

●	The audited consolidated financial statements of Signing Day Sports included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 11, 2025.

●	The unaudited financial statements of Signing Day Sports for the three months ended March 31, 2025 included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the SEC on May 15, 2025.

●	The audited consolidated financial statements of One Blockchain for the fiscal year ended December 31, 2024 attached as Exhibit 99.2 to the Form 8-K.

●	The unaudited financial statements of One Blockchain for the three months ended March 31, 2025 attached as Exhibit 99.3 to the Form 8-K.

●	The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Signing Day Sports’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 11, 2025, and Signing Day Sports’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the SEC on May 15, 2025.

●	The document entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of One Blockchain LLC” attached as Exhibit 99.4 to the Form 8-K.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only. It is not necessarily, and should not be assumed to be, indicative of the actual results that would have been achieved had the business combination been completed as of the dates indicated or that may be achieved in the future. In addition, the pro forma combined financial information does not consider potential effects of changes in market conditions, anticipated synergies, operating efficiencies, tax benefits, or other factors. The preliminary allocation of the pro forma purchase price is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon the consummation of the transaction.

UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

	Signing Day Sports, Inc.	One Blockchain LLC	Pre-Merger Financings	Transaction Accounting Adjustments	Note 3	BlockchAIn Digital Infrastructure, Inc.
	March 31, 2025
						(Unaudited)
Assets
Cash and cash equivalents	$487,384	$226,062	$2,102,516	$(1,785,286)	A	$1,030,676
Accounts Receivable	28,607	755,068	-	-		783,675
Accounts Receivable - related party	-	1,049,990	-	-		1,049,990
Loan receivable - related party	-	1,045,315	-	-		1,045,315
Prepaid expenses	112,503	-	-	-		112,503
Other current assets	-	35,609	-	-		35,609
Total current assets	628,494	3,112,044	2,102,516	(1,785,286)		4,057,768

Property, plant and equipment, net	11,636	7,193,226	-	-		7,204,862
Internally developed software, net	608,527	-	-	-		608,527
Operating lease right of use asset, net	110,133	162,221	-	-		272,354
Intangible assets, net	5,500	4,851,136	-	1,781,223	B	6,637,859
Other non-current assets	34,232	-	-	-		34,232
Total assets	$1,398,522	$15,318,627	$2,102,516	$(4,063)		$18,815,602

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable/accrued expenses	$1,785,286	$1,546,572	$-	$(1,785,286)	A	$1,546,572
Accrued liabilities	-	-	-	1,580,300	F	1,580,300
Deferred revenue/contract liabilities	2,329	2,111,538	-	-		2,113,867
Loans payable - related party	-	18,750	-	-		18,750
Accounts payable - related party	-	494,201	-	-		494,201
Current operating lease right of use liability	90,914	107,777	-	-		198,691
Warrant liability	-	-	-	-		-
Other current liabilities	-	247,623	-	-		247,623
Total current liabilities	1,878,529	4,526,461	-	(204,986)		6,200,004

Noncurrent operating lease liability	31,795	54,445	-	-		86,240
Total liabilities	1,910,324	4,580,906	-	(204,986)		6,286,244

Stockholders’ equity:
Common stock	200	-	191	(391)	A, B
				4,049	C
				391	C
Preferred stock	-	-	-	147	C	4,587
Additional paid-in capital	26,015,891	-	2,102,325	(14,149,923)	A, B
				3,907,956	D
				136,778	E
				488,037	G
		-	-	1,217,375	H	19,718,439
Subscription receivable	(11)			11	B	-
Retained earnings (accumulated deficit)	(26,527,882)	-	-	26,527,882	B	-
	-	-	-	(3,907,956)	D
	-	-	-	(1,580,300)	F
				(488,037)	G
				(1,217,375)	H	(7,193,668)
Other comprehensive income	-	-	-	-		-
Members equity and retained earnings	-	10,737,721	-	(10,737,721)	B	-
Total stockholders’ equity	(511,802)	10,737,721	2,102,516	200,923		12,529,358

Total liabilities and stockholder’s equity	$1,398,522	$15,318,627	$2,102,516	$(4,063)		$18,815,602

UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

	Signing Day Sports, Inc.	One Blockchain LLC	Transaction Accounting Adjustments	Note 3	BlockchAIn Digital Infrastructure, Inc.
	March 31, 2025
					(Unaudited)

Revenues, net	$148,358	$7,197,956	$-		$7,346,314
Cost of services	14,301	3,273,322	-		3,287,623

Gross profit	134,057	3,924,634	-		4,058,691

Operating costs and expenses:
Advertising and marketing	536	-	-		536
General and administrative	969,869	636,723	-		1,606,592
Depreciation and amortization	-	163,172	-		163,172
Allowance for credit losses - expense	-	2,698,315	-		2,698,315
Total operating expenses	970,405	3,498,210	-		4,468,615
Operating income (loss)	(836,348)	426,424	-		(409,924)

Other income (expense)
Interest expense	(20,994)	(5,360)	-		(26,354)
Interest income	3,584	-	-		3,584
Late fee income	-	-	-		-
Deferred tax income, net	-	-	-		-
Change in fair value of derivative and gain on warrant exercise	10,764	-	-		10,764
Other income (expense), net	-	67,714	-		67,714
Total other income (expense)	(6,646)	62,354	-		55,708
Income (loss) before taxes	(842,994)	488,778	-		(354,216)

Income tax benefit (provision)	-	-	-		-
Net loss	$(842,994)	$488,778	-		$(354,216)

Weighted Average Common shares outstanding - basic	1,893,127	-	-	I	45,856,247
Weighted Average Common shares outstanding - diluted	1,893,127	-	-	I	45,856,247

Net loss per common share - basic	$(0.45)	-	-		$(0.01)
Net loss per common share - diluted	$(0.45)	-	-		$(0.01)

UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Signing Day Sports, Inc.	One Blockchain LLC	Transaction Accounting Adjustments	Note 3	BlockchAIn Digital Infrastructure, Inc.
	December 31, 2024
					(Unaudited)

Revenues, net	$615,551	$26,812,212	$-		$27,427,763
Cost of services	200,802	14,719,608	-		14,920,410

Gross profit	414,749	12,092,604	-		12,507,353

Operating expenses:
Advertising and marketing	94,814	-	-		94,814
General and administrative	7,813,759	1,706,278	1,580,300	K	11,100,337
Depreciation and amortization	-	828,846	-		828,846
Allowance for credit losses - expense	-	3,907,889	-		3,907,889
Total operating expenses	7,908,573	6,443,013	1,580,300		15,931,886
Operating income (loss)	(7,493,824)	5,649,591	1,580,300		(3,424,533)

Other income (expense)
Interest expense	(787,564)	-	-		(787,564)
Interest income	13,165	-	-		13,165
Deferred tax income, net	(65,000)	-	-		(65,000)
Change in fair value of derivative and gain on warrant exercise	332,325	-	-		332,325
Other income (expense), net	(725,054)	720	(3,907,956)	J	(4,632,290)
Total other income (expense)	(1,232,128)	720	(3,907,956)		(5,139,364)
Income (loss) before taxes	(8,725,952)	5,650,311	(5,488,256)		(8,563,897)

Income tax benefit (provision)	-	-	-		-
Net loss	$(8,725,952)	$5,650,311	$(5,488,256)		$(8,563,897)

Weighted Average Common shares outstanding - basic	426,931	-		I	45,856,247
Weighted Average Common shares outstanding - diluted	426,931	-		I	45,856,247

Net loss per common share - basic	$(20.44)	-			$(0.19)
Net loss per common share - diluted	$(20.44)	-			$(0.19)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets as of March 31, 2025 were prepared as if the Business Combination had occurred on March 31, 2025, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the fiscal year ended 2024 were prepared as if the Business Combination had occurred as of January 1, 2024. These unaudited pro forma condensed combined financial statements do not include adjustments for potential synergies, restructuring activities, or other anticipated cost savings.

The Closing is contingent upon the satisfaction or waiver of certain conditions, obtaining stockholder approval and the clearance of an initial listing application by NYSE American or other national securities exchange. As of the date of the Form 8-K, these conditions have not been satisfied or waived, and the Closing has not occurred. Additionally, purchase consideration and the fair value of the net assets acquired have not been fully determined. The amounts reflected in the pro forma financial statements for the purchase consideration and fair value of net assets acquired are preliminary and subject to adjustment upon the completion of the fair value measurement process. The final determination of fair value may result in significant changes to goodwill, depreciation expense and amortization expense for the periods presented. Any impacts from deferred taxes included in the pro forma financial information are preliminary and subject to adjustment. The final determination of the deferred taxes may result in significant changes to goodwill and income tax expense for the periods presented, as the measurement of deferred tax assets and liabilities is dependent on further evaluation of the tax basis of assets acquired and liabilities assumed, as well as applicable tax rates and laws in effect at the time of the Closing.

The following table summarizes the shares of Signing Day Sports common stock outstanding immediately prior to the consummation of the Business Combination:

Common Shares
Signing Day Sports, Inc. stockholders	3,897,781

The following table summarizes the pro forma BlockchAIn common shares outstanding immediately after the Closing of the Business Combination, assuming that no adjustments are made to the number of BlockchAIn common shares issued to the One Blockchain Securityholders as of immediately prior to the Closing, excluding the potential dilutive effects of the Earnout Shares and outstanding options and warrants, and BlockchAIn common shares issued to the One Blockchain Securityholders as of immediately prior to the Closing:

Common Shares
Signing Day Sports, Inc. stockholders	3,897,781
One Blockchain LLC securityholders	40,491,749
Maxim Partners LLC (or its designees)	1,466,717
Total	45,856,247

NOTE 2. PURCHASE PRICE ALLOCATION

The preliminary purchase price for Signing Day Sports is as follows:

March 31, 2025
Number of shares outstanding owned by Signing Day Sports shareholders	3,897,781
Multiplied by the price per share of Signing Day Sports common stock	$0.83
Preliminary purchase price based on Signing Day Sports shares outstanding	$3,235,159
Contingent Consideration (Fair value of Earnout Shares to Maxim)	$136,778
Total Purchase Price Consideration	$3,371,937

When accounting for a reverse acquisition, the consideration transferred is measured using the most reliably measured fair value. As a publicly traded company on the NYSE American, Signing Day Sports shares are more reliably measurable than BlockchAIn common shares or One Blockchain membership interests. On May 27, 2025, the day immediately preceding the date of the announcement of the Business Combination Agreement, the last reported sale price of the Signing Day Sports common stock on the NYSE American was $0.83 per share. Accordingly, a stock price of $0.83 per share was used in accounting for the acquisition. Total consideration calculated above includes the contingent consideration (Earnout Shares that will be issued to One Blockchain’s financial advisor, Maxim Partners (or its designees), if certain performance conditions are met), with a fair value of $136,778.

As of the date of these unaudited pro forma condensed combined financial statements, BlockchAIn has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Signing Day Sports’ assets to be acquired and liabilities to be assumed. A final determination of the fair value of Signing Day Sports’ assets and liabilities will be based on the information and assumptions that exist as of the date of the Closing, and, therefore, cannot be made prior to the acquisition date. Certain valuations and assessments, including valuations of property, plant and equipment, intangible assets, other assets and contract liabilities are in process. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information. Upon completion of the acquisition, a final determination of fair value of Signing Day Sports’ assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will be reflected in the actual reporting by BlockchAIn subsequent to the Closing. The final purchase price allocation may be materially different than that reflected in the pro forma allocation presented below.

The preliminary fair values of the assets acquired, and liabilities assumed as of the applicable assumed acquisition date are as follows:

Preliminary allocation of purchase consideration	March 31, 2025
Cash and cash equivalents	$804,614
Accounts Receivable	28,607
Loan receivable - related party	-
Prepaid expenses	112,503
Other current assets	-
Property, plant and equipment, net	11,636
Internally developed software, net	608,527
Operating lease right of use asset, net	110,133
Intangible assets, net	1,786,723
Other non-current assets	34,232
Total assets acquired	3,496,975

Deferred revenue/contract liabilities	2,329
Lease liability	122,709
Total liabilities assumed	125,038
Net assets acquired	$3,371,937

NOTE 3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements reflect the following:

Pro Forma Adjustments for Pre-Closing At-the-Market Offering

A-	Reflects the cash proceeds of $2,102,516 received by Signing Day Sports from the sale of 1,909,205 shares of Signing Day Sports common stock, between April 1, 2025 and May 21, 2025 from an “at the market” offering under the Shelf Registration Statement. Consistent with the Business Combination Agreement, proceeds from the offering were used to pay down Signing Day Sports’ liabilities at the Closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Balance Sheet

B-	Adjustments to recognize the excess consideration to net assets acquired and to reflect the issuance of BlockchAIn common shares as a new entity and the elimination of Signing Day Sports’ and One Blockchain’s historical equity balances.

C-	Reflects the par value of BlockchAIn common shares to be issued to the One Blockchain Securityholders, the Signing Day Sports Stockholders, and Maxim Partners (or its designees).

D-	Represents the initial fair value of the Earnout Shares of $3,907,956 that will be issued to the One Blockchain Securityholders if the specified threshold is met, which has been reflected within stockholders’ equity in the unaudited pro forma combined balance sheet as an increase in additional paid-in capital and a decrease in retained earnings.

E-	Represents the portion of the fair value relating to the Earnout Shares that will be issued to Maxim (or its designees) if the specified threshold is met, amounting to $136,778, which has been reflected within stockholders’ equity in the unaudited pro forma combined balance sheet as purchase consideration and an increase in additional paid-in capital.

F-	Non-recurring One Blockchain expenses related to transaction costs of approximately $1,355,300 for legal, audit and other professional service provider expenses, $75,000 for regulatory filing fees, and $150,000 for miscellaneous costs to be paid by One Blockchain at Closing that were not accrued as of March 31, 2025.

G-	Reflects non-recurring compensation expense of $488,037 related to the accelerated vesting of equity awards granted to employees of Signing Day Sports.

H-	Reflects the increase in additional paid-in capital with the estimated fair value of the 1,466,717 BlockchAIn common shares expected to be issued at the time of the Business Combination to Maxim Partners (or its designees) as compensation under the Advisory Agreement with One Blockchain amounting to $1,217,375.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

I-	The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of BlockchAIn common shares outstanding, assuming that the Business Combination occurred on January 1, 2024, and that no adjustments are made to the number of BlockchAIn common shares issued to the members of One Blockchain as of immediately prior to the closing of the business combination. Because the Earnout Shares are contingently issuable based upon BlockchAIn reaching specified thresholds that have not yet been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net profit per share.

Signing Day Sports shares at the time of the business combination	3,897,781
In Connection with the Business Combination:
Elimination of Signing Day Sports shares	(3,897,781)
Issuance of BlockchAIn common shares to Signing Day Sports stockholders	3,897,781
Issuance of BlockchAIn common shares to One Blockchain members	40,491,749
Issuance of BlockchAIn common shares to Maxim (or its designees)	1,466,717
BlockchAIn common shares outstanding at closing	45,856,247

J-	Represents other expenses amounting to $3,907,956 relating to the fair value of the Earnout Shares that will be issued to the One Blockchain Securityholders (also refer to adjustment D).

K-	Non-recurring One Blockchain expenses related to transaction costs of approximately $1,355,300 for legal, audit and other professional service provider expenses, $75,000 for regulatory filing fees, and $150,000 for miscellaneous costs to be paid by One Blockchain at Closing.

NOTE 4. ACCOUNTING POLICIES

Management has performed a preliminary review of the accounting policies of Signing Day Sports and One Blockchain and has determined that no material adjustments are necessary at this time. However, finalization of the purchase accounting may result in certain adjustments upon further analysis and these adjustments may be material.